Exhibit 5.1

VELOCITY EXPRESS CORPORATION

ONE MORNINGSIDE DRIVE NORTH

BUILDING B – SUITE 300

WESTPORT, CONNECTICUT 06880

July 25, 2007

Velocity Express Corporation

One Morningside Drive North,

Building B, Suite 300

Westport, Connecticut 06880

Ladies and Gentlemen:

I am General Counsel of Velocity Express Corporation, a Delaware corporation (the “Company”), and am furnishing this opinion in connection with the resale from time to time by the selling stockholders named in the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to: (i) 1,000,000 shares of the Company’s common stock (the “Shares”), $0.01 par value per share (the “Common Stock”); (ii) 2,046,372 shares of Common Stock that are reserved for issuance upon conversion (the “Conversion Shares”) of the Series M Convertible Preferred Stock, $0.004 par value per share (the “Series M Preferred”), Series N Convertible Preferred Stock, $0.004 par value per share (the “Series N Preferred”), Series O Convertible Preferred Stock, $0.004 par value per share (the “Series O Preferred”), Series P Convertible Preferred Stock, $0.004 par value per share and Series Q Convertible Preferred Stock, $0.004 par value per share (the “Series Q Preferred” and, together with the Series M Preferred, the Series N Preferred, the Series O Preferred and the Series P Preferred, collectively, the “Preferred Stock”); and (iii) 3,690,459 shares of the Common Stock (the “Warrant Shares”) that are reserved for issuance upon exercise of warrants issued by the Company (the “Warrants”).

In my capacity as such counsel, I, or the lawyers under my supervision, have examined (1) the Registration Statement, (2) a specimen form of certificate evidencing the Common Stock (the “Specimen”), (3) the Company’s Amended and Restated Certificate of Incorporation, (4) the Company’s Bylaws, as amended, and (5) the Certificates of Designations, Preferences and Rights of the Preferred Stock (the “Certificates of Designations”), the latter four of which have been incorporated by reference into the Registration Statement.

I, or the lawyers under my supervision, have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as I, or the lawyers under my supervision, have deemed necessary as a basis for the opinions hereinafter expressed. In such review, I, or the lawyers under my supervision, have assumed the genuineness of signatures on all documents submitted to me as originals and the conformity to original documents of all copies submitted to me as certified, conformed or photographic copies. I, or the lawyers under my supervision, have relied, as to the matters set forth therein, on certificates of representatives of the Company.

Velocity Express Corporation

July 25, 2007

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

1.	The issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares when delivered will be validly issued, fully paid and nonassessable.

2.	The issuance and sale of the Conversion Shares have been duly authorized by all necessary corporate action of the Company, and when certificates representing the Conversion Shares in the form of the Specimen have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered to and paid for in the circumstances contemplated by the respective Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable.

3.	The issuance and sale of the Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when certificates representing the Warrant Shares in the form of the Specimen have been manually signed by an authorized officer of the transfer agent and registrar therefore, and have been delivered to and paid for in the circumstances contemplated by the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein, other than as to the validity of the Shares, the Conversion Shares and the Warrant Shares.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the reference to me under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ Mark Carlesimo

Mark Carlesimo